Exhibit 10.2

March 28, 2023

GigCapital5, Inc.

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

Re: Amendment to the Letter Agreement dated as of September 23, 2021

Ladies and Gentlemen:

On September 23, 2021, GigCapital5, Inc., a Delaware corporation (the “Company”), GigAcquisitions5, LLC, a Delaware limited liability company (the “Sponsor”), and Wells Fargo Securities, LLC and William Blair & Company L.L.C., as representatives (the “Representatives”) of the several underwriters, entered into that certain letter agreement (this “Sponsor Letter Agreement”), relating to an underwritten initial public offering of 23,000,000 units (the “Units”), each Unit consisting of one share of the Company’s common stock, par value $0.0001 per share and one redeemable warrant to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. Capitalized terms used herein but not defined in context are defined in the Letter Agreement.

The Company and the Representatives desire to amend certain provisions of the Sponsor Letter Agreement by executing this amendment (“Amendment”) and hereby agree as follows:

1. Section 1(b) of the Sponsor Letter Agreement is hereby amended and restated in its entirety to read as follows:

b) the Sponsor hereby agrees not to propose for a stockholder approval any amendment to the Amended and Restated Certificate of Incorporation that would (i) affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 18 months of the closing of the IPO (or up to 24 months if the period to complete a Business Combination is extended as set forth in the Company’s Amended and Restated Certificate of Incorporation), or (ii) alter its provisions relating to the Company’s pre-Business Combination activity or the related stockholders’ rights prior to the consummation of such Business Combination, unless, in each case, the Company provides the holders of any Offering Shares with the opportunity to redeem their Offering Shares upon the approval of any such amendment. Such redemption must be at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest (which interest shall be net of franchise and income taxes payable by the Company), divided by the number of then outstanding Offering Shares; and

2. Section 2 of the Sponsor Letter Agreement is hereby amended and restated in its entirety to read as follows:

2. The Sponsor hereby waives any and all right, title, interest or claim of any kind the Sponsor may have in the future in or to any distribution of the Trust Account and any remaining assets of the Company as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever; provided, that the foregoing waiver shall not apply with respect to liquidating distributions from the Trust Account made in connection with any Offering Shares purchased by the Sponsor or its Affiliates during the IPO or on the open market after the completion of the IPO if the Company fails to complete a Business Combination within 18 months of the closing of the IPO (or up to 24 months if the period to complete a Business Combination is extended as set forth in the Company’s Amended and Restated Certificate of Incorporation). The Sponsor acknowledges and agrees that there will be no distribution from the Trust Account with respect to any of the Offering Warrants, all rights of which will terminate upon the Company’s liquidation.

3. The Sponsor Letter Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of the parties under the Sponsor Letter Agreement, as in effect prior to the date hereof. This Amendment may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

4. This Amendment shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

5. This Amendment shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns.

6. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Letter Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signature Page Follows]

Very truly yours,

GIGACQUISITIONS5, LLC

/s/ Avi S. Katz
By: Dr. Avi S. Katz, Manager

Accepted and agreed this 28th day of March, 2023.

GIGCAPITAL5, INC.

/s/ Dr. Raluca Dinu
By: Dr. Raluca Dinu, Chief Executive Officer, President, and Secretary

WELLS FARGO SECURITIES, LLC

/s/ Elizabeth Alvarez
By: Elizabeth Alvarez
Title: Managing Director

WILLIAM & BLAIR COMPANY, L.L.C.

/s/ Brian P. Finkel
By: Brian P. Finkel
Title: Managing Director

[Signature page to Amendment to Sponsor Insider Letter]